Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

James E. Braun, Executive Vice President

and Chief Financial Officer

Jim.Braun@mrcpvf.com

832-308-2845

Ken Dennard, Managing Partner

Dennard Rupp Gray & Lascar, LLC

ksdennard@drg-l.com

713-529-6600

MRC GLOBAL INC. COMPLETES ACQUISITION OF

PRODUCTION SPECIALTY SERVICES

Houston, TX – January 2, 2013 – MRC Global Inc. (NYSE:MRC) announced today that the company’s U.S. operating subsidiary, McJunkin Red Man Corporation, has completed the previously announced acquisition of the operating assets of Production Specialty Services, Inc.

Headquartered in Midland, Texas and established in 1990, Production Specialty Services adds 18 service locations, including one distribution center, in the Permian Basin and Eagle Ford shale regions of Texas and New Mexico to MRC’s current location network.

“We are pleased to have completed this acquisition and welcome all of the Production Specialty Services employees to MRC,” Andrew R. Lane, MRC Chairman, President and CEO said. “I look forward to combining our strengths to better serve our customers in the Permian Basin and Eagle Ford shale.”

More About MRC

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC can be found at www.mrcglobal.com.

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